Exhibit 99.1

Quantum Computing, Inc. Announces Private Placement of Common Stock for Proceeds of $100 Million

HOBOKEN, NJ – January 7, 2025 – Quantum Computing Inc. (“QCi” or the “Company”) (Nasdaq: QUBT), an innovative, integrated photonics and quantum optics technology company, today announced that it has entered into securities purchase agreements with institutional investors for the purchase and sale of 8,163,266 shares of common stock in a private placement at a purchase price of $12.25 per share. The offering is expected to result in gross proceeds of $100 million, before deducting offering expenses. The closing of the offering is expected to occur on or about January 9, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes. With the anticipated net proceeds, combined with existing cash reserves, the Company expects to have sufficient resources to continue advancing and expanding the development and manufacturing of its photonics, thin-film lithium niobate (TFLN), and quantum technologies.

“This successful $100 million offering is priced at substantial premiums to our two recent offerings, bringing our total gross capital raised since November to $190 million,” said Mr. Chris Boehmler, CFO of QCi. “These funds further fortify our financial position and enable us to execute our multi-year growth plan, including investment in our longer-term initiatives, and thereby capitalize on the considerable opportunities in the TFLN photonic chip and quantum computing markets.”

Titan Partners Group, a division of American Capital Partners, is acting as the sole placement agent for the offering.

The securities issued in the private placement described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the SEC for purposes of registering the resale of the shares of common stock issued in connection with the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For investor relations inquiries, contact John Nesbett at qci@imsinvestorrelations.com, and for public relations inquiries, contact Jessica Tocco at jessica.tocco@a10associates.com.

About Quantum Computing Inc.

Quantum Computing Inc. (Nasdaq: QUBT) is an innovative, integrated photonics and quantum optics technology company that provides accessible and affordable quantum machines to the world today. QCi’s products are designed to operate at room temperature and low power at an affordable cost. The Company’s portfolio of core technology and products offer unique capabilities in the areas of high-performance computing, artificial intelligence, and cybersecurity, as well as remote sensing applications

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, generally identified by terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding and including statements regarding the expected closing of the offering and QCi’s use of the net proceeds from the offering. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, without limitation, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties inherent in the QCi’s business, including the timing of commencing production at our TFLN fabrication facility, the timing of the advancement of our high-performance computing products, and the outcome of ongoing collaborations and demonstration projects with certain U.S. government agencies, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.